UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 5, 2015

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders of Monotype Imaging Holdings Inc. (the “Company”), which was held on May 5, 2015 (the “Annual Meeting”), the Company’s stockholders voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2015: (i) to elect Pamela F. Lenehan and Timothy B. Yeaton (collectively, the “Nominees”) as Class III directors of the Company to serve until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal (“Proposal 1”); (ii) to hold an advisory vote on the Company’s executive compensation (“Proposal 2”); and (iii) to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (“Proposal 3”). The result of the voting at the Annual Meeting is as follows:

Proposal 1. Election of Directors

	For	Against	Withheld	Broker Non-Votes
Pamela F. Lenehan	36,230,051	—	125,730	1,795,591
Timothy B. Yeaton	36,224,701	—	131,080	1,795,591

Proposal 2. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
36,134,748	217,381	3,652	1,795,591

Proposal 3. Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
38,071,850	79,447	75	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

May 5, 2015	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer